Exhibit 99.1

Pitney Bowes Appoints Lance Rosenzweig as Permanent CEO and Strengthens Board of Directors

STAMFORD, Conn. – (BUSINESS WIRE) – Pitney Bowes Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”), a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world, today announced the appointment of Lance Rosenzweig as the Company’s permanent Chief Executive Officer (“CEO”), effective immediately.

The Company’s Board of Directors (the “Board”) carried out an extensive CEO search process that was supported by a nationally recognized executive recruiting firm and included both internal and external candidates. After assessing Mr. Rosenzweig’s considerable contributions as interim CEO and his track record of value creation at Pitney Bowes and at other companies, the Board determined that he is the best-qualified individual to complete the Company’s transformation and pursue future opportunities for maximizing value. Mr. Rosenzweig will continue to serve as a member of the Board.

In addition, Pitney Bowes today announced the following changes and enhancements to its Board:

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The election of Milena Alberti-Perez as non-executive Chair. The Board believes that Ms. Alberti-Perez’s capital markets acumen, corporate finance expertise and governance experience make her the ideal Chair as Pitney Bowes continues to increase its focus on initiatives that include improving cash management and deleveraging its balance sheet. Ms. Alberti-Perez, who is a seasoned public company director and previously held Chief Financial Officer roles, has served on the Board since May 2023.

•	The appointments of Paul Evans, Catherine Levene and Julie Schoenfeld to the Board. Summarized biographies for each new director can be found below.

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The intended appointment of Mr. Evans as Chair of the Audit Committee. Mr. Evans is a former public company Chief Financial Officer and Chief Executive Officer and possesses experience serving on audit committees. The Board will continue to evaluate the optimal composition for each of its committees now that it has expanded and added individuals with new skill sets.

Mr. Rosenzweig commented:

“I appreciate that my fellow directors have placed their trust in me at this pivotal point in Pitney Bowes’ storied history. Since May, our talented leadership team has taken decisive action to eliminate excess costs, enhance our cash management, and realign the organization around our strong SendTech, Presort and Global Financial Services businesses. These steps represent important building blocks for growing cash flows and increasing earnings over time. Our leadership is also targeting high-margin growth opportunities in SendTech, accretive M&A to strengthen Presort, and evaluating all opportunities to maximize the value of our segments and the Company.”

Ms. Alberti-Perez added:

“Lance has earned the Board’s confidence by positioning Pitney Bowes to deliver on its commitments to customers, shareholders and other stakeholders during a period of transformation. He has exceeded expectations when it comes to leading progress across all four of our key initiatives, resulting in enhanced efficiencies across the Company’s remaining segments. Thanks to the efforts of Lance and the rest of the management team, we have been able to drive a significant share price recovery and situate the Company to seize on exciting opportunities on the horizon. I also want to take this opportunity to welcome Paul, Catherine and Julie, each of whom brings additive skills and fresh perspectives to our Board.”

Kurt Wolf, Chair of the Value Enhancement Committee and Executive Compensation Committee, concluded:

“The appointment of Milena as Chair and Lance as permanent CEO establishes leadership at Pitney Bowes that is fully committed to prioritizing shareholders’ interests above all else. They have earned the trust of our investors over the past two years by first campaigning for necessary changes and subsequently overseeing value creation once inside the Company. I look forward to working with them, as well as the rest of the Board, to continue driving the results our shareholders and other stakeholders deserve.”

Additional details around today’s announcements will be filed with the Securities and Exchange Commission on a Form 8-K.

New Director Biographies

Paul Evans

Mr. Evans is a seasoned public company finance executive with experience overseeing successful financial initiatives and transformations that will be additive to Pitney Bowes’ Board. He most recently served as Chief Operating Officer at America’s Auto Auction Group, where he oversaw the organization’s strategy and operations. Before joining America’s Auto Auction Group, Mr. Evans served as Interim Chief Executive Officer at Hill International, Inc. (formerly NYSE: HIL), Chief Financial Officer of Sevan Multi-Site Solutions, Chief Financial Officer at MYR Group, Inc. (NASDAQ: MYRG), Chief Executive Officer at Conex Energy Corporation and Treasurer and Corporate Officer at NorthWestern Energy, Inc. (NASDAQ: NWE). He is also an experienced public company director, having served on the boards of Hill International, Inc. (formerly NYSE: HIL), and GameStop Corp. (NYSE: GME) during periods of leadership change and transformation. Mr. Evans holds a Master of International Management from Thunderbird School of Global Management and a BBA from Stephen F. Austin State University and is also a Certified Public Accountant and a U.S. Army veteran.

Catherine Levene

Ms. Levene is an experienced public company executive and director with more than 25 years of digital innovation experience that will be additive to Pitney Bowes’ Board. She most recently served as President of Meredith Corporation’s (NYSE: MDP) National Media Group prior to its acquisition by IAC’s (NASDAQ: IAC) Dotdash in 2021. There, she was named the first female Officer of the Company. Ms. Levene previously served as Co-Founder and Chief Executive Officer of Artspace Marketplace, an online marketplace for discovering and buying art, which was sold to Phaidon, Inc. in 2014. In addition, Ms. Levene has held executive positions at The New York Times Company and DailyCandy (sold to Comcast in 2008). She has served as a director of several private companies and organizations, including National Public Radio Inc., Rent the Runway, Inc., Ad.Net Inc., Business.com, Purch and TheFind. Ms. Levene earned a dual Bachelor’s degree from The University of Pennsylvania and The Wharton School of Business and an MBA from Harvard University.

Julie Schoenfeld

Ms. Schoenfeld brings over 30 years of experience as a founder and executive leader of technology companies, which will be additive to Pitney Bowes’ Board. She was the Founder, President and CEO of Strobe, Inc., a technology company that was acquired by General Motors Co. (NYSE: GM) subsidiary Cruise Automation in 2017. She recently served as Vice President, Strobe LiDAR at Cruise Automation, where she was responsible for Program Management of General Motors’ first fully autonomous vehicle. Previously, Ms. Schoenfeld served as President and CEO of Perfect Market, Inc., which was acquired by Taboola.com Ltd. (NASDAQ: TBLA), as well as Chief Executive Officer and Founder of OEwaves, Inc. Ms. Schoenfeld has significant experience on the boards of both public and private companies, including Global Infrastructure Solutions Inc., OEwaves, Inc. and Startek, Inc. (NYSE: SRT). She completed her Bachelor’s degree at Tufts University and her MBA at Harvard University.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com.

Contacts

For Investors:

Alex Brown

investorrelations@pb.com

For Media:

Longacre Square Partners

Joe Germani / Ashley Areopagita

pitneybowes@longacresquare.com

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